UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BlackRock Global SmallCap Fund, Inc.

BlackRock Value Opportunities Fund, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

IMPORTANT

URGENT PROXY VOTING REQUEST

BlackRock Global SmallCap Fund, Inc.

BlackRock Value Opportunities Fund, Inc.

Dear Shareholder:

You were previously sent proxy materials for the Joint Special Meeting of Shareholders (the “Meeting”) of BlackRock Global SmallCap Fund, Inc. and BlackRock Value Opportunities Fund, Inc. (collectively, the “Funds” and each, a “Fund”) which was adjourned to 3:30 p.m. (Eastern Time) on August 23, 2017. The adjourned Meeting will be held at the offices of BlackRock Advisors, LLC, 1 University Square Drive, Princeton, New Jersey 08540-6455.

Each Fund’s Board of Directors (each, a “Board”) recommends that shareholders vote FOR each of the applicable proposals related to certain investment objective and investment restriction changes that the Board believes are in the best interest of the relevant Fund and ultimately the Fund’s shareholders.

As one of our valued shareholders, your vote is needed to reach the participation levels required to approve these proposals.

Your vote is very important — please vote your proxy TODAY by telephone, via the Internet, or by signing and returning the enclosed voting instruction form.

We greatly appreciate your time and your investment in the BlackRock mutual funds.

If you have any questions concerning the proposals or would like to cast your vote with a live proxy voting specialist, please feel free to contact Broadridge Financial Solutions, toll free at 1-855-973-0098.

If you have already voted, thank you for your response.

Vote Now! Your Investment, Your Vote!

GSCVO_BR6

IMPORTANT

URGENT PROXY VOTING REQUEST

BlackRock Global SmallCap Fund, Inc.

BlackRock Value Opportunities Fund, Inc.

Dear Shareholder:

You were previously sent proxy materials for the Joint Special Meeting of Shareholders (the “Meeting”) of BlackRock Global SmallCap Fund, Inc. and BlackRock Value Opportunities Fund, Inc. (collectively, the “Funds” and each, a “Fund”) which was adjourned to 3:30 p.m. (Eastern Time) on August 23, 2017. The adjourned Meeting will be held at the offices of BlackRock Advisors, LLC, 1 University Square Drive, Princeton, New Jersey 08540-6455.

Each Fund’s Board of Directors (each, a “Board”) recommends that shareholders vote FOR each of the applicable proposals related to certain investment objective and investment restriction changes that the Board believes are in the best interest of the relevant Fund and ultimately the Fund’s shareholders.

As one of our valued shareholders, your vote is needed to reach the participation levels required to approve these proposals.

Your vote is very important — please vote your proxy TODAY by telephone, via the Internet, or by signing and returning the enclosed proxy card or voting instruction form.

We greatly appreciate your time and your investment in the BlackRock mutual funds.

If you have any questions concerning the proposals, please feel free to contact Computershare Fund Services, the Funds’ proxy solicitor, toll free at 1-866-704-4427.

If you have already voted, thank you for your response.

Vote Now! Your Investment, Your Vote!

GSCVO_CR6